UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2012

HEELYS, INC.
(Exact name of registrant as specified in its charter)

Delaware		75-2880496
(State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006
(Address of principal executive offices and zip code)

(214) 390-1831
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K of Heelys, Inc. (the “Company”) filed with the Securities and Exchange Commission on March 20, 2012 (the “Original 8-K”) is furnished to disclose, with respect to the Company’s awards of restricted stock units to its Chief Executive Officer and Chief Financial Officer, (a) the grant date of restricted stock units awarded to such officers, (b) the closing price of the Company’s common stock on the grant date, and (c) the potential range of restricted stock units subject to vesting under such awards and clarification with respect to the potential market value of the awards. The Original 8-K is hereby incorporated by reference herein, except that the following disclosure with respect to the restricted stock unit awards replaces in its entirety the previous disclosure in the Original 8-K for such awards.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Restricted Stock Units

On March 16, 2012, the Board, upon recommendation of the Compensation Committee, approved awards (the “Awards”) of restricted stock units (“Units”) to the Chief Executive Officer and the Chief Financial Officer of the Company. The Awards, which were granted on March 26, 2012 (the “Grant Date”), are subject to the terms and conditions of the Heelys, Inc. 2006 Stock Incentive Plan, as amended and restated effective May 20, 2010 (the “Plan”), and were made pursuant to the terms of the Company’s form of Restricted Stock Unit Award Agreement (the “RSU Award Agreement”).

The Awards will be subject to performance criteria based on EPS of the Company during the period commencing January 1, 2012 and ending December 31, 2014 (the “RSU Performance Period”). EPS will be determined by dividing the Company’s consolidated net income or loss by the number of basic common shares of the Company for each of the twelve-month periods commencing January 1 and ending December 31 for 2012, 2013 and 2014 (each, an “RSU Performance Year”). If at the end of the RSU Performance Period, the participant’s Continuous Service (as defined in the Plan) has not been terminated and at least the threshold performance level (based on EPS during each RSU Performance Year) has been achieved for at least one of the RSU Performance Years, a portion of the Units will vest and, to the extent earned, common stock of the Company will be issued to the participant. The number of Units (and, upon expiration of the vesting period, the number of common stock of the Company) to be awarded to a participant will be based on the closing price of the Company’s common stock at the close of the Nasdaq Stock Market on the Grant Date. The closing price of the Company’s stock at the close of the market on the Grant Date was $2.45 (the “Grant Date Closing Price”).

The calculation of the number of Units that will vest at the end of the RSU Performance Period will be based on an average of the EPS performance level achieved during each RSU Performance Year. The RSU Award Agreement identifies three EPS performance levels, with the number of Units subject to vesting expressed as a percentage of a specified target award, as follows:

Threshold EPS Performance Level	Target EPS Performance Level	Maximum EPS Performance Level
(as a % of Target)	(as a % of Target)	(as a % of Target)
50%	100%	200%

The target awards granted to Messrs. Hansen and Storey are 44,652 and 18,142 Units, respectively. If the threshold level for each Performance Year is not achieved, the number of such Units subject to vesting for each of Messrs. Hansen and Storey will be zero. The actual number of such Units that may vest pursuant to the Award for Mr. Hansen will range between 7,442 (representing the number of Units to be awarded if the threshold EPS performance level is achieved in at least one RSU Performance Years) and 89,304 Units (representing the number of Units to be awarded if the maximum EPS performance level is achieved in each of the RSU Performance Years), and the actual number of such Units that may vest pursuant to the Award for Mr. Storey will range between 3,024 Units (representing the number of Units to be awarded if the threshold EPS performance level is achieved in at least one RSU Performance Years) and 36,284 Units (representing the number of Units to be awarded if the maximum EPS performance level is achieved in each of the RSU Performance Years). Because the actual number of Units, if any, to be awarded on the payment date (i.e., at the end of the RSU Performance Period and subject to any vesting requirements) will be based on the Grant Date Closing Price, the actual market value of the Awards on such payment date may be higher or lower than the market value of the Awards as of the Grant Date (assuming as of such date that some or all of such Awards will vest at the end of the RSU Performance Period), depending on the price of the Company’s common stock on such payment date relative to the Grant Date Closing Price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: March 30, 2012	By:	/s/ Craig D. Storey
Craig D. Storey
Chief Financial Officer